Filed Pursuant to Rule 424(b)(3)
Registration No. 333-234253

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated December 12, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 31, 2019)

UNIVERSAL TECHNICAL INSTITUTE, INC.
3,601,724 Shares of Common Stock
__________________________

The selling stockholders identified in this prospectus supplement are offering 3,601,724 shares of our common stock, par value $0.0001 per share (“Common Stock”). We are not selling any shares in this offering and will not receive any of the proceeds from the sale of our Common Stock held by the Selling Stockholders. We will bear certain costs and expenses associated with this offering; however, we will not pay any underwriting discounts or commissions.
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “UTI”. On December 10, 2019, the last reported sale price of our Common Stock was $7.25 per share.
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our Common Stock.
__________________________

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholders	$	$
__________________________
(1) See “Underwriting” for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of Common Stock against payment in New York, New York on or about               , 2019.
__________________________
B. Riley FBR
__________________________

The date of this prospectus is                    , 2019

__________________________
None of us, the selling stockholders, or the underwriter has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date.
Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus dated October 31, 2019. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, the selling stockholders may offer and sell, from time to time, shares of our Common Stock in one or more offerings.
The accompanying prospectus provides you with a general description of our Common Stock. This prospectus supplement contains specific information about the terms of this offering of shares of Common Stock by the selling stockholders named in this prospectus supplement. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus or incorporated by reference herein or therein is superseded by the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”
You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investments, legal, tax, business, financial and related advice regarding the purchase of our shares of Common Stock. We are not making any representation to you regarding the legality of an investment in our shares of Common Stock by you under applicable investment or similar laws. No offer of the Common Stock will be made in any jurisdiction where the offer is not permitted.
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Unless the context otherwise indicates or requires, as used in this prospectus supplement, the terms “we,” “our,” “us,” “Universal,” “UTI” and the “Company” refer to Universal Technical Institute, Inc. and its directly and indirectly owned subsidiaries as a combined entity, except where it is clear that the terms mean only Universal Technical Institute, Inc. exclusive of its subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements contained other than statements of historical fact are forward-looking statements, including statements regarding proposed new programs, scheduled openings of new campuses and campus expansions, expectations that regulatory developments, or agency interpretations of regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance and statements of management’s goals, strategies and objectives and other similar expressions. Statements that constitute forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing our future operating performance and statements addressing events and developments that we expect or anticipate will occur are also considered as forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Investors are cautioned not to place undue reliance on any such forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by those forward-looking statements. Risks and uncertainties are identified and discussed in “Risk Factors” in this prospectus supplement and the accompanying prospectus and those described from time to time in our other filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

S-ii

TRADEMARKS AND TRADE NAMES
We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein belongs to its holder. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may appear without the ® or TM symbols. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
Company Overview
We are the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians as well as welders and CNC machining technicians as measured by total average full-time enrollment and graduates. We offer certificate, diploma or degree programs at 13 campuses across the United States under the banner of several well-known brands, including Universal Technical Institute, Motorcycle Mechanics Institute and Marine Mechanics Institute and NASCAR Technical Institute. Additionally, we offer manufacturer specific advanced training programs, including student-paid electives, at our campuses and manufacturer or dealer sponsored training at certain campuses and dedicated training centers. We have provided technical education for 54 years.
For the year ended September 30, 2019, our average full-time enrollment was 10,674.
Business Model
We work closely with leading original equipment manufacturers (“OEMs”) and employers to understand their needs for qualified service professionals. Through our industry relationships, we are able to continuously refine and expand our programs and curricula. We believe our industry-oriented educational philosophy and national presence have enabled us to develop valuable industry relationships, which provide us with significant competitive strength and support our market leadership.
We are a primary provider of manufacturer specific advanced training (“MSAT”) programs, and we have relationships with over 30 OEMs, including the following, and their associated brands:

American Honda Motor Company, Inc.	Mercedes-Benz USA, LLC
BMW of North America, LLC	Mercury Marine, a division of Brunswick Corporation
BMW Motorrad of North America, LLC	Navistar International Corporation
Cummins Rocky Mountain, LLC, a subsidiary of Cummins, Inc.	Nissan North America, Inc.
Daimler Trucks North America	Peterbilt Motors Company
Fiat Chrysler Automobiles (FCA) US LLC (f/k/a Chrysler Group LLC)	Porsche Cars of North America, Inc.
Ford Motor Company	Suzuki Motor of America, Inc.
General Motors Company	Toyota Motor Sales, U.S.A., Inc.
Harley-Davidson Motor Company	Volvo Cars of North America, LLC
Kawasaki Motors Corporation, U.S.A.	Volvo Penta of the Americas, Inc.
KTM North America, Inc.	Yamaha Motor Corporation, USA
Participating manufacturers typically assist us in the development of course content and curricula, while providing us with vehicles, equipment, specialty tools and parts at reduced prices or at no charge. In some instances, they offer tuition reimbursement and other hiring incentives to our graduates. Our collaboration with OEMs enables us to provide highly specialized education to our students, resulting in enhanced employment opportunities and the potential for higher wages for our graduates.
Our industry partners and their dealers benefit from a supply of technicians who receive industry-recognized certifications and credentials from the manufacturers as graduates of the MSAT programs. The MSAT programs offer a cost-effective alternative for sourcing and developing technicians for both OEMs and their dealers. These relationships also support the development of incremental revenue opportunities from training the OEMs’ existing employees.
In addition to the OEMs, our industry relationships also extend to after-market retailers, fleet service providers and enthusiast organizations. Other target groups for relationship-building, such as parts and tools suppliers, provide us with a variety of strategic and financial benefits that include equipment sponsorship, new product support, licensing and branding opportunities and financial sponsorship for our campuses and students.

Business Strategy
Our goal is to continue to be the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians as well as welders and CNC machining technicians and the leading supplier of entry-level skilled technicians for the industries we serve. We continue to evolve our business model to provide our students with accessible, affordable training with a focus on bringing education to the students at convenient locations. We intend to pursue the following business strategies to attain these goals:
Improve educational value proposition and affordability
Educational value
Our strategy is to provide students with an excellent return on their educational investment by working with our industry partners to offer manufacturer-specific training that is tailored to industry standards and requirements, improves students’ opportunities to find employment and maximizes their earnings potential in a secure, growing industry. We actively engage transportation industry partners in defining our core curriculum and improving and expanding MSAT courses. We regularly evaluate program offerings, schedules and locations that are most appealing to students and aligned with employer expectations, and update and expand our core and MSAT courses to align our training programs with current industry requirements.
These unique course offerings make our students more valuable to employers by giving them training that is consistent with industry needs and rapidly changing technology and the opportunity to earn a variety of industry-recognized certifications and credentials. As a result, we believe we are well positioned to better meet the industry’s demand for skilled technicians.
Our Automotive and Diesel Technology II curricula is designed around manufacturers’ needs and fulfills student demand for hands-on, instructor led training in multiple learning environments. The blended program uses online tools to enhance our hands-on lab and instructor-led classroom. We intend to continue integrating this curricula and methodologies at new and existing campuses that offer Automotive and Diesel Technology programs. We continue to prioritize implementation of the Automotive and Diesel Technology II curricula at new campus locations.
We provide relevant services to assist students with possible tuition financing options, educational and career counseling, opportunities while attending school for part-time work and housing assistance and, ultimately, graduate employment. Our national employment services team develops job opportunities and outreach, while our local employment services teams instruct active students on employment search and interviewing skills, facilitate employer visits to campuses, provide access to reference materials and assist with the composition of resumes.
Affordability
Increased price sensitivity and aversion to debt continue to negatively impact prospective students’ willingness and ability to invest in an education, especially when jobs are plentiful in an economic cycle. We have opened more conveniently located campuses that allow students to commute, and we provide a flexible curriculum that allows students to work while attending school. We are focused on making our training more affordable and accessible through financing options, proprietary loans, institutional grants and scholarships based on need and merit and employer sponsored training and tuition reimbursement; we assist students in applying for any grants or scholarships available for which they meet qualifications and we engage employers in developing tuition reimbursement programs for employees in good standing. During the year ended September 30, 2019, approximately 44.0% of active students received a scholarship or grant funded by us. We also offer financing tools and guidance for students.
In response to growing demand for trained technicians, our industry partners and employers are increasingly willing to participate in the cost of education by providing our students with scholarship money and relocation assistance to attend school and by offering our graduates tuition reimbursement plans and competitive compensation and benefit packages, including signing bonuses, relocation grants and toolboxes. These programs make our training more affordable for students and provide tangible examples of the opportunities available to our graduates.
We regularly review and revise key business processes with the goals of eliminating costs and waste, driving efficiency and allowing us to continue to improve value and affordability for our students. Our goal is to align costs with student populations without compromising the quality of our education.
To maximize student affordability and speed to completion, we are working with high schools across the nation to increase course articulation programs. Articulation agreements allow students who have completed course(s) related to their selected program of study to receive a corresponding tuition credit for up to six courses. The students may opt out of the courses provided they pass an Advanced Placement Opportunities Test for each selected course. We have approximately 4,600 curriculum specific articulation agreements in place across the country; this represents less than 20% of the high schools covered by our admissions teams. We continue to identify new opportunities to expand the curriculum specific articulation agreements.
Recruit, train and identify employment opportunities for more students
Our student recruitment efforts are focused on three primary markets for prospective students and are conducted through three admissions channels:

•
High School: Field-based representatives develop and maintain relationships with high school guidance counselors, teachers and administrators as well as local employers. These representatives generate student interest in pursuing the technician career path and our training programs through career presentations and workshops at high schools, career fairs and inviting students and their influencers on field trips and tours of our campuses and local employers’ businesses.

•	Adult: Campus-based representatives serve adult career-seeking or career changing students who typically inquire with our schools as a result of our advertising campaigns.

•
Military: Our military representatives are strategically located throughout the country and focus on building relationships with military installations in order to serve the needs of transitioning soldiers and military veterans. Additionally, we have a centralized team of military representatives who are dedicated to serving and assisting veterans throughout the United States.

Macroeconomic conditions, particularly low employment rates, impact our business. The adult admissions channel has the most sensitivity to the economic conditions, making it challenging to attract potential students within that channel. We strategically increased our focus to the high school admissions channel to attract and retain students with the highest potential to graduate under these economic conditions.
We collaborate with employers to help prospective students and their families understand the potential career opportunities that may be available during and after completing one of our programs. As competition for the graduates we train grows, employers are increasingly partnering with us to raise awareness of the benefits of a technician career path for prospective students. Employer testimonials are featured in our marketing materials. Additionally, employers host special events for our prospective students at their locations and participate in open houses at our campuses, highlighting the high-tech jobs and career opportunities available to our graduates. In July 2019, we launched our Early Employment pilot at our Avondale, Arizona campus. Through this pilot program, students are able to apply for paid, apprenticeship-like employment with local employers prior to starting with us. This allows students to earn while they learn and increase the probability of full-time employment upon graduation. Employers have committed to hiring newly enrolled students and paying for a portion of their student loan upon graduation. Based on the success of the Avondale, Arizona pilot, the program will be expanded to our Exton, Pennsylvania campus, slated to launch in early 2020 and other locations in the future.
Our national multi-media marketing strategies are designed to drive new student growth by building brand awareness and differentiation, enhancing the appeal of the skilled trades, and generating inquiries from qualified prospective students.
We continue to optimize our national and local marketing initiatives, tools and systems with the goals of cost-efficiency, balancing the volume and quality of inquiries and attracting prospective students with a high propensity to succeed in our programs. Partnering with employers and focusing on our marketing strategies is part of an effort to increase positive perception of technical careers and our programs. We are working to build relationships on military bases, in high schools, with local and state businesses and education and policy leaders to educate them on the value we create for our students, local employers, the economy and the community.
We have implemented new processes, technology and tools to support our national network of admissions representatives in responding to new student inquiries and keeping them engaged as they apply for, enroll in and start school. We provide graduate-based compensation for our admissions representatives, which rewards them for students who successfully complete our programs.
Strengthen industry relationships
Our relationships with leading OEMs and other strategic partners are important to our business. We deliver value to these partners and employers by functioning as an efficient hiring source and low cost training option for new and existing technicians. These relationships give us direct input on the latest needs and requirements of employers, which not only guides our prospective student recruitment, but also strengthens our curricula and our students’ opportunities for employment and earnings potential after graduation. In addition, our partners and the OEM dealers support our students through manufacturer-paid courses, scholarships, tuition reimbursement programs and Early Employment initiative.
Continue to invest in strategies to achieve sustained profitable growth
We continue to pursue strategies designed to sustain profitable, long-term growth and have the capital necessary to execute these initiatives, while meeting the requirements and expectations of regulators and our accreditor.
Through organic growth and, potentially, strategic acquisition of campus locations, we are expanding our national footprint by adding smaller campuses in locations where there is strong demand from students and employers, including those students who would not relocate to one of our existing campuses. We are executing on our strategy to move from larger destination campuses to metro campuses as shown by the opening of our Long Beach, California and Bloomfield, New Jersey campuses. Additionally, we are continuing to transform our existing campus footprint by reducing the size of campuses with excess capacity, or by offering new OEM courses, adding complementary skilled trade programs, such as our welding and CNC machining programs, or negotiating facility use agreements. We have had successful right-sizing at our Houston, Texas and Rancho Cucamonga, California campuses and will reduce the size of our Exton, Pennsylvania campus by approximately 71,000 square feet in December 2020. The right-sizing will generate more meaningful operating efficiencies without compromising our ability to serve students and industry partners.
Additionally, we may consider expanding into new geographic markets through strategic acquisitions of complementary businesses.
Corporate Information
We are a Delaware corporation with principal executive offices located at 16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona 85254. Our telephone number is (623) 445-9500 and our web site is www.uti.edu. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement.

THE OFFERING

Common Stock offered by the selling stockholders	3,601,724 shares
Common Stock to be outstanding before and after this offering	25,633,933 shares
Use of proceeds
The selling stockholders will receive all of the proceeds from this offering. We will not receive any proceeds from the sale of shares in this offering. See “Selling Stockholders” beginning on page S-8 of this prospectus supplement.

Risk factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Listing	Our Common Stock is listed on the NYSE under the symbol “UTI”.
The number of shares of Common Stock to be outstanding before and after this offering is based on 25,633,933 shares of our Common Stock outstanding as of December 1, 2019, which excludes: (i) up to 21,021,021 shares of Common Stock owned by the selling stockholders and their affiliates that, subject to the Conversion Cap (as defined below), may be issued upon the conversion of 700,000 outstanding shares of Series A Convertible Preferred Stock; (ii) stock options and other awards relating to 299,671 shares of Common Stock outstanding under our 2003 Incentive Compensation Plan, as amended on March 1, 2017 (the “2003 Plan”); and (iii) 2,353,653 shares of Common Stock reserved for future issuance under the 2003 Plan.
Limitations on Conversion and Voting of Series A Convertible Preferred Stock
The conversion of our Series A Convertible Preferred Stock into Common Stock is subject to important limitations set forth in the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Certificate of Designations provides that prior to the receipt of Regulatory Approval (as defined below), the Series A Convertible Preferred Stock may only be converted to the extent that the amount of shares of Common Stock issued pursuant to such conversion, in the aggregate, is less than or equal to four and ninety-nine one-hundredths percent (4.99%) of the shares of Common Stock outstanding at the close of business on June 24, 2016 (the “Conversion Cap”). The Series A Convertible Preferred Stock is entitled to vote with the holders of Common Stock (and any other class or series similarly entitled to vote with the holders of Common Stock) and not as a separate class, at any annual or special meeting of stockholders; provided, however, that, prior to the receipt of Regulatory Approval, the voting power of the Series A Convertible Preferred Stock and any Common Stock issued upon conversion of the Series A Convertible Preferred Stock may not exceed four and ninety-nine one-hundredths percent (4.99%) of the aggregate voting power of all voting stock outstanding on June 24, 2016 (the “Voting Cap”). The Certificate of Designations defines “Regulatory Approval” as (i) the approvals by the holders of Common Stock that are required under the listing standards of the NYSE, including NYSE Listed Company Manual Section 312.03, and (ii) the approval of any person, entity, or organization that engages in granting or withholding educational approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including without limitation the Department of Education, any state education department or agency, any guaranty agency, and any institutional accreditation agency, in each case, as applicable, to remove the Voting Cap and the Conversion Cap (collectively, the “Regulatory Approval”).
As of June 24, 2016, we had 24,553,644 shares of Common Stock outstanding. Accordingly, until we obtain Regulatory Approval, the selling stockholders’ and their affiliates’ ability to (i) convert shares of Series A Convertible Preferred Stock into Common Stock or (ii) vote shares of Series A Convertible Preferred Stock is limited to 1,225,226 shares of Common Stock pursuant to the Conversion Cap and the Voting Cap, each as set forth in the Certificate of Designations. As of the date of this prospectus, we have not received a request from any selling stockholder or their affiliates to convert shares of Series A Convertible Preferred Stock into Common Stock, including the 1,225,226 shares that are available to convert at their option under the Conversion Cap without Regulatory Approval.
The shares of Common Stock being sold hereunder are shares of Common Stock that the selling stockholders acquired in open market transactions prior to June 24, 2016 and do not include any shares issued upon conversion of the Series A Convertible Preferred Stock.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and those described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any shares of our Common Stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our Common Stock to decline, which could cause you to lose all or part of your investment.
Risks Related to This Offering
The price of our Common Stock may fluctuate significantly and you could lose all or part of your investment.
Volatility in the market price of our Common Stock may prevent you from being able to sell your Common Stock at or above the price you paid for your Common Stock. The market price for our Common Stock may be volatile, and such volatility may be exacerbated by our relatively small public float. The market price for our Common Stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	changes in earnings estimates or recommendations by securities analysts who track our Common Stock or industry;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	action by institutional stockholders or other large stockholders, including future sales;

•	investor perception of us and our industry;

•	actual or anticipated fluctuations in our annual or quarterly operating results;

•	sales of Common Stock by us, our stockholders members of our management team; and

•	occurrence of the events or activities described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.
In addition, the stock market has experienced significant price and volume fluctuations in recent years. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our Common Stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.
Future sales or the possibility of future sales of a substantial amount of our Common Stock may depress the price of our Common Stock.
We cannot predict the size of future issuances of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.
If securities analysts stop publishing research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade our Common Stock, the price of our Common Stock could decline.
The trading market for our Common Stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry. One or more analysts could downgrade our Common Stock or issue other negative commentary about our company or our industry. In addition, we may be unable or slow to attract research coverage. Alternatively, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the trading price of our Common Stock could decline.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of our Common Stock held by the selling stockholders pursuant to this prospectus supplement. We will bear certain out-of-pocket costs, expenses and fees incurred in connection with this offering. The selling stockholders are responsible for any underwriting discounts or selling commissions and brokerage fees related to the offer and sale of their shares. See “Selling Stockholders”.

SELLING STOCKHOLDERS
The following table sets forth (i) the selling stockholders, (ii) the number of shares of Common Stock that the selling stockholders beneficially owned as of December 1, 2019, (iii) the number of shares of Common Stock proposed to be sold in this offering by the selling stockholders and (iv) the number of shares of our Common Stock that will be beneficially owned by the selling stockholders following this offering, assuming that the 3,601,724 shares offered hereunder are sold as contemplated herein.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of December 1, 2019. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Under these rules, for purposes of calculating the percentage ownership of the selling stockholders, the shares of Common Stock subject to derivative securities owned by the selling stockholders and exercisable or convertible within 60 days of December 1, 2019 are considered outstanding for the purpose of computing the percentage ownership of the selling stockholder. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.
Except as indicated by footnote to the table below, the selling stockholders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by it.
Our calculation of the percentage of beneficial ownership is based on 25,633,933 shares of Common Stock outstanding as of December 1, 2019.

	Beneficial Ownership Before the Offering(2)		Shares To Be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Holder(1)	Shares	Percent		Shares	Percent
Coliseum Capital Partners, L.P.(3)	3,393,048	12.6%	2,167,822	1,225,226	4.6%
Coliseum Capital Partners II, L.P.(4)	1,799,635	6.7%	574,409	1,225,226	4.6%
Blackwell Partners LLC — Series A(5)	2,084,719	7.8%	859,493	1,225,226	4.6%
______________________________
(1)	The business address for the entities listed in the table is 105 Rowayton Avenue, Rowayton, Connecticut 06853.
(2)
Ultimate voting and dispositive power over the securities held by each of the selling stockholders is shared by Christopher Shackelton and Adam Gray. Messrs. Shackelton and Gray are the managers of Coliseum Capital Management, LLC (“CCM”), which is the investment adviser to each of Coliseum Capital Partners, L.P. (“CCP”) and Coliseum Capital Partners II, L.P. (“CCPII”). Blackwell Partners LLC - Series A is a separate account investment advisory client of CCM (the “Separate Account”).

(3)
Consists of (i) 2,167,822 shares of Common Stock currently owned by CCP and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock held by Coliseum Holdings I, LLC (“CH1”), which is an affiliate of CCP, CCPII and the Separate Account, in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of Series A Convertible Preferred Stock held by CH1 in compliance with the Conversion Cap without Regulatory Approval. Does not include 9,264,263 shares of Common Stock (or the voting equivalent thereof) that may only be obtained by CH1 upon conversion of Series A Convertible Preferred Stock held by CH1 and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained.

(4)
Consists of (i) 574,409 shares of Common Stock currently owned by CCPII and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock held by CH1 in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of the Series A Convertible Preferred Stock held by CH1 in compliance with the Conversion Cap without Regulatory Approval. Does not include 1,694,894 shares of Common Stock (or the voting equivalent thereof) that may only be obtained by CH1 upon conversion of Series A Convertible Preferred Stock held by CH1 and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained.

(5)
Consists of (i) 859,493 shares of Common Stock currently owned by the Separate Account and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock held by CH1 in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of the Series A Convertible Preferred Stock held by CH1 in compliance with the Conversion Cap without Regulatory Approval. Does not include 2,718,318 shares of Common Stock (or the voting equivalent thereof) that may only be obtained by CH1 upon conversion of Series A Convertible Preferred Stock held by CH1 and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained.

UNDERWRITING
Subject to the terms and conditions of an underwriting agreement to be entered into among the underwriter, the selling stockholders and us, the underwriter named below has agreed to purchase from the selling stockholders the following number of shares of Common Stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of Shares of Common Stock
B. Riley FBR, Inc.	3,601,724
Total	3,601,724

The underwriting agreement provides that the underwriter’s obligation to purchase the shares of Common Stock depend on the satisfaction of the conditions contained in the underwriting agreement, including (among other things), the representations and warranties made by us and the selling stockholders to the underwriter are true and delivery of customary closing conditions and legal opinions to the underwriter.  The underwriter is committed to purchase and pay for all of the shares of Common Stock being offered by this prospectus, if any such shares of Common Stock are purchased.

The underwriter reserves the right to withdraw, cancel, or modify this offering and reject orders in whole or in part.

Our Common Stock has been approved for listing on the NYSE under the symbol “UTI”.

Commissions and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders and the proceeds the selling stockholders will receive before expenses.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling stockholders	$	$

Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of Common Stock sold by the underwriter to securities dealers may be sold at a discount of up to $            per share of Common Stock from the initial public offering price.

We estimate that the total expenses of the offering, excluding (i) the fees and disbursements of counsel to the selling stockholders, (ii) any transfer taxes and (iii) the underwriting discounts and commissions, incentive or advisory fees payable to the underwriter, will be approximately $150,000 and are payable by us and the selling stockholders equally. We and the selling stockholders have also agreed to reimburse the underwriter for its reasonable and documented attorneys’ fees, which may not exceed $50,000.

Lock-Up Agreements

We and our executive officers, directors and the selling stockholders have agreed, subject to limited exceptions, for a period of 60 days in the case of our executive officers and directors and 180 days in the case of the selling stockholders, after the date of this prospectus supplement, without the prior written consent of the underwriter, not to:

•
offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (“Disposition”), any shares of our Common Stock or any securities convertible into or exchangeable for, or any rights to purchase or otherwise acquire our Common Stock either owned as of the date of the underwriting agreement or thereafter acquired (the “Lock-Up Shares”);

•
exercise or seek to exercise or effectuate in any manner any rights of any nature held as of the date of the underwriting agreement or thereafter acquired to require us to register under the Act the Disposition of any of the Lock-Up Shares or otherwise participate as a selling securityholder; or

•
engage in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of the Lock-Up Shares, even if such Lock-Up Shares would be disposed of by someone other than such holder, and such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the common stock made by the underwriter in the open market prior to the closing of the offering. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our Common Stock, and may stabilize, maintain, or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise.

In connection with the offering, the underwriter may engage in passive market making transactions in the Common Stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the Common Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.

Other

The underwriter and its respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of our Common Stock have been offered or will be offered pursuant to the this offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent Representative for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

The underwriter represents, warrants and agrees as follows:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21 of the FSMA does not apply to us; and

•	it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Switzerland

The shares may not be publicly offered , sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the shares have been or will be filed with or approved by any Swiss regulatory authority. The shares are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the shares will not benefit from protection or supervision by such authority.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (referred to as “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus.

The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Canadian Residents

Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these shares are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares.

Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•
the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under “Resale Restrictions.”

LEGAL MATTERS
The validity of the Common Stock offered hereby has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. The underwriter is being represented by The NBD Group, Inc., Los Angeles, California in connection with the offering. The Selling Stockholders are being represented by Paul Hastings LLP, New York, New York.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Universal Technical Institute’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and the effectiveness of Universal Technical Institute’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our Common Stock, we refer you to the registration statement and to its exhibits. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers.
We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge at the SEC’s website. We also make available to our stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 6, 2019;

•	our Current Report on Form 8-K filed on October 21, 2019 (solely to the extent set forth under Item 5.02 thereof);

•
our Definitive Proxy Statement on Schedule 14A , filed on January 14, 2019 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended September 30, 2018);

•	the description of our Common Stock, par value $0.0001 per share, from our Form S-1, filed with the SEC on October 3, 2003; and

•
all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion of the offering contemplated hereby (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus supplement or in the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus. You should direct requests for those documents to:
Universal Technical Institute, Inc.
16220 North Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
(623) 445-9500

Our reports and documents incorporated by reference herein may also be found on our investor relations website at https://investor.uti.edu. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-234253
PROSPECTUS
UNIVERSAL TECHNICAL INSTITUTE, INC.
3,601,724 Shares of Common Stock
21,021,021 Shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock
This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 24,622,745 shares of our common stock, par value $0.0001 per share (“Common Stock”), which consists of 3,601,724 shares of our Common Stock currently owned by the selling stockholders and 21,021,021 shares of our Common Stock that may be issued to the selling stockholders upon the conversion of an aggregate of 700,000 shares of our Series A Convertible Preferred Stock at a rate of approximately 30.03 shares of Common Stock for each share of Series A Convertible Preferred Stock. Our registration of the Common Stock covered by this prospectus does not require the selling stockholders to offer or sell any of their shares.
We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We are paying the cost of registering the shares of Common Stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for any underwriting discounts, selling commissions and brokerage fees related to the offer and sale of their shares.
Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution.”
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “UTI”. On October 30, 2019, the closing sales price of our Common Stock as reported on the NYSE was $5.74 per share.
_________________
Investing in our Common Stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission (“SEC”) that is incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 31, 2019.

__________________________
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the Common Stock described in this prospectus.
We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.
To the extent appropriate, we and the selling stockholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of Common Stock beneficially owned by the selling stockholders, including in connection with the conversion of the Series A Convertible Preferred Stock. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Universal,” “UTI,” the “Company” and similar designations refer to Universal Technical Institute, Inc. and its consolidated subsidiaries. We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.
Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.
The Company

We are the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians, as well as welders and CNC machining technicians, as measured by total average full-time enrollment and graduates. We offer certificate, diploma or degree programs at 13 campuses across the United States under the banner of several well-known brands, including Universal Technical Institute, Motorcycle Mechanics Institute and Marine Mechanics Institute and NASCAR Technical Institute. Additionally, we offer manufacturer specific advanced training programs, including student-paid electives, at our campuses and manufacturer or dealer sponsored training at certain campuses and dedicated training centers. We have provided technical education for 54 years.
Corporate Information

We are a Delaware corporation with principal executive offices located at 16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona 85254. Our telephone number is (623) 445-9500 and our web site is www.uti.edu. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

OFFERING SUMMARY

Issuer	Universal Technical Institute, Inc.
Selling stockholders	Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., Coliseum Holdings I, LLC, and Blackwell Partners LLC — Series A. See “Selling Stockholders”.
Common Stock offered by the selling stockholders
Up to 24,622,745 shares of Common Stock, which consists of 3,601,724 shares of Common Stock currently owned by the selling stockholders and 21,021,021 shares of Common Stock that may be issued to the selling stockholders upon the conversion of an aggregate of 700,000 shares of Series A Convertible Preferred Stock at a rate of approximately 30.03 shares of Common Stock for each share of Series A Convertible Preferred Stock. See “Selling Stockholders” and “— Limitations on Conversion and Voting of Series A Convertible Preferred Stock” below.

Common Stock outstanding	25,633,933 shares as of September 30, 2019, which includes the 3,601,724 shares of Common Stock currently owned by the selling stockholders.
Use of proceeds	We will not receive any proceeds from the sale of our Common Stock by the selling stockholders pursuant to this prospectus. See “Use of Proceeds” and “Selling Stockholders”.
NYSE listing	Our Common Stock is listed on the NYSE under the symbol “UTI”.
Risk factors
Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our Common Stock, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement.

The number of shares of Common Stock outstanding as of September 30, 2019 does not reflect: (i) up to 21,021,021 shares of Common Stock owned by the selling stockholders that, subject to the Conversion Cap (as defined below), may be issued upon the conversion of 700,000 outstanding shares of Series A Convertible Preferred Stock; (ii) stock options and other awards relating to 368,705 shares of Common Stock outstanding under our 2003 Incentive Compensation Plan, as amended on March 1, 2017 (the “2003 Plan”) and (iii) 2,353,653 shares of Common Stock reserved for future issuance under the 2003 Plan.
Limitations on Conversion and Voting of Series A Convertible Preferred Stock
The conversion of our Series A Convertible Preferred Stock into Common Stock is subject to important limitations set forth in the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Certificate of Designations provides that prior to the receipt of Regulatory Approval (as defined below), the Series A Convertible Preferred Stock may only be converted to the extent that the amount of shares of Common Stock issued pursuant to such conversion, in the aggregate, is less than or equal to four and ninety-nine one-hundredths percent (4.99%) of the shares of Common Stock outstanding at the close of business on June 24, 2016 (the “Conversion Cap”). The Series A Convertible Preferred Stock is entitled to vote with the holders of Common Stock (and any other class or series similarly entitled to vote with the holders of Common Stock) and not as a separate class, at any annual or special meeting of stockholders; provided, however, that, prior to the receipt of Regulatory Approval, the voting power of the Series A Convertible Preferred Stock and any Common Stock issued upon conversion of the Series A Convertible Preferred Stock may not exceed four and ninety-nine one-hundredths percent (4.99%) of the aggregate voting power of all voting stock outstanding on June 24, 2016 (the “Voting Cap”). The Certificate of Designations defines “Regulatory Approval” as (i) the approvals by the holders of Common Stock that are required under the listing standards of the NYSE, including NYSE Listed Company Manual Section 312.03, and (ii) the approval of any person, entity, or organization that engages in granting or withholding educational approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including without limitation the Department of Education, any state education department or agency, any guaranty agency, and any institutional accreditation agency, in each case, as applicable, to remove the Voting Cap and the Conversion Cap (collectively, the “Regulatory Approval”).
As of June 24, 2016, we had 24,553,644 shares of Common Stock outstanding, resulting in a Conversion Cap and a Voting Cap equal to 1,225,226 shares of Common Stock without Regulatory Approval. Accordingly, while we are registering up to 21,021,021 shares of Common Stock pursuant to this prospectus that may be issued upon the conversion of outstanding shares of Series A Convertible Preferred Stock, until we obtain Regulatory Approval, the selling stockholders’ ability to (i) convert shares of Series A Convertible Preferred Stock into Common Stock or (ii) vote shares of Series A Convertible Preferred Stock is limited to 1,225,226 shares of Common Stock pursuant to the Conversion Cap and the Voting Cap, each as set forth in the Certificate of Designations. As of October 18, 2019, we have not received a request from any selling stockholder to convert shares of Series A Convertible Preferred Stock into Common Stock, including the 1,225,226 shares that are available to convert at their option under the Conversion Cap without Regulatory Approval.

v

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the selling stockholders pursuant to this prospectus. The selling stockholders are responsible for any underwriting discounts or selling commissions and brokerage fees related to the offer and sale of their shares. See “Selling Stockholders”.

SELLING STOCKHOLDERS
The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of Common Stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of Common Stock since the date on which it provided information for this table. See “Offering Summary - Limitations on Conversion and Voting of Series A Convertible Preferred Stock”.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
The information in the table below and the footnotes thereto regarding shares of Common Stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 25,633,933 shares of Common Stock outstanding as of September 30, 2019. This information has been obtained from the selling stockholders or in Schedule 13D and other public documents filed with the SEC.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned Prior to This Offering(2)	Percentage of Common Stock Beneficially Owned Prior to This Offering(2)	Number of Shares of Common Stock That May Be Sold in This Offering	Number of Shares of Common Stock Beneficially Owned After This Offering(3)	Percentage of Common Stock Beneficially Owned After This Offering
Coliseum Capital Partners, L.P.(4)	3,393,048	12.6%	2,167,822	—	—
Coliseum Capital Partners II, L.P.(5)	1,799,635	6.7%	574,409	—	—
Blackwell Partners LLC — Series A(6)	2,084,719	7.8%	859,493	—	—
Coliseum Holdings I, LLC(7)	1,225,226	4.6%	21,021,021	—	—
______________________________
(1)
The address for the persons and entities listed in the table is 105 Rowayton Avenue, Rowayton, Connecticut 06853. If required, information about other selling stockholders, any future transferees, pledgees, donees or successors of the selling stockholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, to the extent required, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in this prospectus.

(2)
Ultimate voting and dispositive power over the securities held by each of the selling stockholders is shared by Christopher Shackelton and Adam Gray. Messrs. Shackelton and Gray are the managers of Coliseum Capital Management, LLC (“CCM”), which is the investment adviser to each of Coliseum Capital Partners, L.P. (“CCP”) and Coliseum Capital Partners II, L.P. (“CCPII”). Blackwell Partners LLC - Series A is a separate account investment advisory client of CCM (the “Separate Account”). Coliseum Holdings I, LLC (“CH1”) is owned 49.9% by CCP, 13.9% by CCPII, 18.8% by the Separate Account and 17.4% by another affiliate of CCM.

(3)	Assumes the sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.
(4)
Consists of (i) 2,167,822 shares of Common Stock currently owned by CCP and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. Does not include 9,264,263 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. All shares of Series A Convertible Preferred Stock indirectly owned by CCP are held directly by CH1.

(5)
Consists of (i) 574,409 shares of Common Stock currently owned by CCPII and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of the Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. Does not include 1,694,894 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. All shares of Series A Convertible Preferred Stock indirectly owned by CCPII are held directly by CH1.

(6)
Consists of (i) 859,493 shares of Common Stock currently owned by the Separate Account and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of the Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. Does not include 2,718,318 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. All shares of Series A Convertible Preferred Stock indirectly owned by the Separate Account are held directly by CH1.

(7)
Consists of the equivalent of 1,225,226 shares of Common Stock that could be (i) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval or (ii) obtained upon conversion of the Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. CH1 directly owns 700,000 shares of Series A Convertible Preferred Stock. Does not include 19,795,795 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. CH1 is a special purpose vehicle, which directly holds shares of Series A Convertible Preferred Stock owned by its owners, which, as described in footnote (3) above, include CCP, CCPII and the Separate Account. Once Regulatory Approval is obtained, the 700,000 shares of Series A Convertible Preferred Stock held by CH1 may be converted into 21,021,021 shares of Common Stock, which are being offered for resale by CH1 pursuant to this prospectus.

PLAN OF DISTRIBUTION

General

We are registering the resale by the selling stockholders of up to 24,622,745 shares of Common Stock, which consists of 3,601,724 shares of Common Stock currently owned by the selling stockholders and 21,021,021 shares of Common Stock that, subject to the Conversion Cap, may be issued to the selling stockholders upon the conversion of an aggregate of 700,000 shares of our Series A Convertible Preferred Stock at a rate of approximately 30.03 shares of Common Stock for each share of Series A Convertible Preferred Stock. The selling stockholders may offer and sell, from time to time, their respective shares of Common Stock covered by this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares of our Common Stock covered by this prospectus using one or more of the following methods:

•	through underwriters in a public offering;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	share lending or other transactions that require delivery of shares of Common Stock to an underwriter, broker or dealer for resale;

•	in options transactions;

•	delayed delivery arrangements;

•
through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by any of the selling stockholders to their partners, employees or members; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement or post-effective amendment to the registration statement relating to a particular offering of our Common Stock by the selling stockholders may include the following information to the extent required by law:

•	the amounts to be sold by the selling stockholders;

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information that may be important.

The selling stockholders may offer the securities covered by this prospectus to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price, at varying prices

x

determined at the time of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with any such underwritten sale of our securities, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
Sales through an underwriter or dealer may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of our securities, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement or post-effective amendment to the registration statement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Common Stock or a post-effective amendment to the registration statement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or post-effective amendment to the registration statement, if required.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
The selling stockholders may also sell securities covered by this prospectus from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement or post-effective amendment to the registration statement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement or post-effective amendment.
The selling stockholders may sell shares of our Common Stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ securities or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any of the selling stockholders are deemed an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.
Certain of the underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of our securities by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our Common Stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the securities by other means not described in this prospectus. Moreover, the securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities they own. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholders’ securities offered under this prospectus will decrease as and when they take such actions. The plan of distribution for those selling stockholders’ securities will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.
The selling stockholders may elect to make a pro rata in-kind distribution of the securities to their partners or members. In such event, we may file a prospectus supplement or post-effective amendment to the extent required by law in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
In connection with derivative transactions or privately negotiated transactions with third parties and if the applicable prospectus supplement or post-effective amendment indicates, third parties may sell securities covered by this prospectus (as supplemented or amended to reflect such transaction), including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus (as supplemented or amended to reflect such transaction). In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of the selling stockholders or in connection with a concurrent offering of other securities.

The securities may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The selling stockholders may also sell securities pursuant to Section 4(a)(7) of the Securities Act or Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, rather than this prospectus, in each case if such exemption is available.
We have agreed with the selling stockholders to, among other things, take such actions as may be necessary to keep the registration statement to which this prospectus relates effective until the earlier of (A) the date on which the selling stockholders may sell all of the securities covered by such registration statement pursuant to Rule 144 under the Securities Act without limitation, restriction or condition thereunder, and (B) the date on which all of such securities have been disposed of by the selling stockholders.
Indemnification

We and the selling stockholders may enter into agreements under which underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale of shares of our securities, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing shares in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.
EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, and the effectiveness of Universal Technical Institute, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 30, 2018;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2018 (filed with the SEC on February 5, 2019), March 31, 2019 (filed with the SEC on May 10, 2019), and June 30, 2019 (filed with the SEC on August 9, 2019);

•	Our Proxy Statement on Schedule 14A, filed with the SEC on January 14, 2019;

•	Our Current Reports on Form 8-K, filed with the SEC on October 23, 2018, January 14, 2019, February 19, 2019, March 1, 2019, July 29, 2019, September 5, 2019, September 24, 2019; and

•	The description of our Common Stock, par value $0.0001 per share, from our Form S-1, File No. 333-109430, filed with the SEC on October 3, 2003.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
The documents incorporated by reference into this prospectus are also available on our corporate website at http:// www.uti.edu under the heading “Investor Relations”. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:
16220 North Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
(623) 445-9500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.uti.edu. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is www.sec.gov.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

3,601,724 Shares
Universal Technical Institute, Inc.
Common Stock
__________________________

B. Riley FBR
December               , 2019